                          AGREEMENT AND PLAN OF MERGER


                                    BETWEEN


                                INTERIORS, INC.


                                      AND


                               DECOR GROUP, INC.


                           DATED AS OF APRIL 21, 1998




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                               TABLE OF CONTENTS

                                                                                                         PAGE
ARTICLE I - THE MERGER

SECTION 1.1.      The Merger.............................................................................. 1
SECTION 1.2.      Closing................................................................................. 2
SECTION 1.3.      Effective Time.......................................................................... 2
SECTION 1.4.      Effects of the Merger................................................................... 2
SECTION 1.5.      Certificate of Incorporation and By-laws................................................ 2
SECTION 1.6.      Boards, Committees and Officers......................................................... 2
SECTION 1.7.      Name of the Surviving Corporation....................................................... 3
SECTION 1.8.      Reservation of Right to Revise Transaction.............................................. 3

ARTICLE II - EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                  CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

SECTION 2.1.      Effect on Capital Stock................................................................. 3
SECTION 2.2.      Exchange of Certificates................................................................ 4
SECTION 2.3.      Certain Adjustments..................................................................... 7

ARTICLE III - REPRESENTATIONS AND WARRANTIES

SECTION 3.1.      Representations and Warranties of Decor................................................. 7
                  (a) Organization, Standing and Corporate Power.......................................... 7
                  (b) Subsidiaries........................................................................ 8
                  (c) Capital Structure................................................................... 8
                  (d) Authority; Noncontravention......................................................... 9
                  (e) SEC Documents; Undisclosed Liabilities..............................................10
                  (f) Information Supplied................................................................11
                  (g) Absence of Certain Changes or Events................................................11
                  (h) Compliance with Applicable Laws; Litigation.........................................12
                  (i) Absence of Changes in Benefit Plans.................................................13
                  (j) ERISA Compliance....................................................................13
                  (k) Taxes...............................................................................15
                  (l) Voting Requirements.................................................................15
                  (m) State Takeover Statutes.............................................................15
                  (n) Accounting Matters..................................................................16
                  (o) Brokers.............................................................................16
                  (p) Opinion of Financial Advisor........................................................16
                  (q) Ownership of Interiors Common Stock.................................................16
                  (r) Intellectual Property...............................................................16
                  (s) Certain Contracts...................................................................17



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

                                                                                                      PAGE

SECTION 3.2.      Representations and Warranties of Interiors..........................................17
                  (a) Organization, Standing and Corporate Power.......................................17
                  (b) Subsidiaries.....................................................................18
                  (c) Capital Structure................................................................18
                  (d) Authority; Noncontravention......................................................19
                  (e) SEC Documents; Undisclosed Liabilities...........................................20
                  (f) Information Supplied.............................................................21
                  (g) Absence of Certain Changes or Events.............................................21
                  (h) Compliance with Applicable Laws; Litigation..................................... 22
                  (i) Absence of Changes in Benefit Plans..............................................22
                  (j) ERISA Compliance.................................................................23
                  (k) Taxes............................................................................24
                  (l) Voting Requirements..............................................................24
                  (m) State Takeover Statutes..........................................................25
                  (n) Accounting Matters...............................................................25
                  (o) Brokers..........................................................................25
                  (p) Opinion of Financial Advisor.....................................................25
                  (q) Ownership of Decor Common Stock..................................................26
                  (r) Intellectual Property............................................................26
                  (s) Certain Contracts................................................................26

ARTICLE IV - COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 4.1.      Conduct of Business..................................................................27
SECTION 4.2.      No Solicitation by Decor.............................................................30
SECTION 4.3.      No Solicitation by Interiors.........................................................32

ARTICLE V - ADDITIONAL AGREEMENTS

SECTION 5.1.      Preparation of the Form S-4 and the Joint Proxy Statement;
                     Stockholders Meetings.............................................................34
SECTION 5.2.      Letters of Decor's Accountants.......................................................35
SECTION 5.3.      Letters of Interiors's Accountants...................................................35
SECTION 5.4.      Access to Information; Confidentiality...............................................36
SECTION 5.5.      Best Efforts.........................................................................36
SECTION 5.6.      Stock Options........................................................................37
SECTION 5.7.      Decor Stock Plans and Certain Employee Matters.......................................38
SECTION 5.8.      Indemnification, Exculpation and Insurance...........................................38
SECTION 5.9.      Fees and Expenses....................................................................39
SECTION 5.10.     Public Announcements.................................................................40
SECTION 5.11.     Affiliates...........................................................................40

                                                        ii

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                                                                                                         PAGE

SECTION 5.12.     Nasdaq Listing..........................................................................40
SECTION 5.13.     Stockholder Litigation..................................................................41
SECTION 5.14.     Tax Treatment...........................................................................41
SECTION 5.15.     Purchase Method of Accounting...........................................................41
SECTION 5.16.     Standstill Agreements; Confidentiality Agreement........................................41
SECTION 5.17.     Company Officers; Employment Contracts; Equity Awards...................................41
SECTION 5.18.     Post-Merger Operations..................................................................42
SECTION 5.19.     Conveyance Taxes........................................................................42
SECTION 5.20.     Transition Planning.....................................................................42

ARTICLE VI - CONDITIONS PRECEDENT

SECTION 6.1.      Conditions to Each Party's Obligation to Effect the Merger .............................43
SECTION 6.2.      Conditions to Obligations of Interiors..................................................44
SECTION 6.3.      Conditions to Obligations of Decor......................................................45
SECTION 6.4.      Frustration of Closing Conditions.......................................................46

ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER

SECTION 7.1.      Termination.............................................................................46
SECTION 7.2.      Effect of Termination...................................................................47
SECTION 7.3.      Amendment...............................................................................47
SECTION 7.4.      Extension; Waiver.......................................................................47
SECTION 7.5.      Procedure for Termination, Amendment, Extension or Waiver ..............................48

ARTICLE VIII - GENERAL PROVISIONS

SECTION 8.1.      Nonsurvival of Representations and Warranties...........................................48
SECTION 8.2.      Notices.................................................................................48
SECTION 8.3.      Definitions.............................................................................49
SECTION 8.4.      Interpretation..........................................................................50
SECTION 8.5.      Counterparts............................................................................50
SECTION 8.6.      Entire Agreement; No Third-Party Beneficiaries..........................................50
SECTION 8.7.      Governing Law...........................................................................50
SECTION 8.8.      Assignment..............................................................................50
SECTION 8.9.      Consent to Jurisdiction.................................................................50
SECTION 8.10.     Headings................................................................................51
SECTION 8.11.     Severability............................................................................51

EXHIBITS

Exhibit A- Form of Corporate Resolutions
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                                                        iii

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         AGREEMENT AND PLAN OF MERGER dated as of April 21, 1998, between
INTERIORS, INC., a Delaware corporation ("Interiors"), and DECOR GROUP, INC., a
Delaware corporation ("Decor").

         WHEREAS, the respective Boards of Directors of Interiors and Decor have each approved the merger of Decor with and into Interiors (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.0001 per share, of Decor ("Decor Common Stock"), other than shares owned by Interiors or Decor, will be converted into the right to receive the Merger Consideration (as defined in Section 1.8); and

         WHEREAS, the respective Boards of Directors of Interiors and Decor have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals and are in the best interests of their respective stockholders; and

         WHEREAS, Interiors and Decor desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:


                                   ARTICLE I

                                   THE MERGER

SECTION 1.1. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law
(the "DGCL"), Decor shall be merged with and into Interiors at the Effective
Time (as defined in Section 1.3). Following the Effective Time, Interiors shall be the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Decor in accordance with the DGCL.

SECTION 1.2. CLOSING. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI, unless

                                       1

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another time or date is agreed to by the parties hereto. The Closing will be held at such location in the City of New York as is agreed to by the parties hereto.

SECTION 1.3. EFFECTIVE TIME. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall cause the Merger to be consummated by filing a certificate of merger or other appropriate documents
(in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of Delaware, or at such subsequent date or time as Interiors and Decor shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

SECTION 1.4. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 259 of the DGCL.

SECTION 1.5. CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE SURVIVING
CORPORATION. The Certificate of Incorporation of Interiors, as amended in accordance with the terms of the Merger and the transactions contemplated thereby which shall be in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation (the
"Surviving Certificate of Incorporation" or the "Certificate of Amendment").
The by-laws of Interiors, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation (the "Surviving By-laws").

SECTION 1.6. BOARDS, COMMITTEES AND OFFICERS. Prior to the Effective Time,
Interiors shall adopt resolutions in the form attached hereto as part of Exhibit A, establishing the Board of Interiors and committees thereof from and after the Effective Time. From and after the Effective Time, the members of the Board of Directors, the committees of the Board of Directors, the composition of such committees (including chairmen thereof) and the officers of the Surviving Corporation shall be as set forth on or designated in accordance with the Surviving Certificate of Incorporation, the Surviving By-laws and Exhibit A hereto until the earlier of the resignation or removal of any individual set forth on or designated in accordance with the Surviving Certificate of Incorporation, the Surviving By-laws and Exhibit A or until their respective successors are duly elected and qualified, as the case may be, or until as otherwise provided in the Surviving Certificate of Incorporation, the Surviving
By-laws and Exhibit A. If any officer set forth on or designated in accordance with Exhibit A ceases to be a full-time employee of either Decor or Interiors at or before the Effective Time, Interiors, in the case of any such employee of Interiors on the date hereof or any such employee to be designated by Interiors, or Decor, in the case of any such employee of Decor on the date hereof or any such employee to be designated by Decor, shall designate another person to serve in such person's stead.

SECTION 1.7. NAME OF THE SURVIVING CORPORATION. The name of the Surviving
Corporation shall be Interiors, Inc.

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SECTION 1.8. RESERVATION OF RIGHT TO REVISE TRANSACTION. If each of Decor and
Interiors agree, the parties hereto may change the method of effecting the business combination between Interiors and Decor, and each party shall cooperate in such efforts, including to provide for (a) a merger of a wholly owned subsidiary of Interiors with and into Decor, or (b) a merger of Decor with and into a wholly owned subsidiary of Interiors; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of Decor Common Stock as provided for in this Agreement
(the "Merger Consideration").


                                   ARTICLE II

                   EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES


SECTION 2.1. EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Decor Common Stock:

                  (a) CANCELLATION OF STOCK. Each share of capital stock of Interiors that is owned by Decor, and each share of capital stock of Decor owned by Interiors, shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                  (b) CONVERSION OF DECOR COMMON STOCK. Subject to Section
2.2(e), each issued and outstanding share of Decor Common Stock (other than shares to be cancelled in accordance with Section 2.1(a)) shall be converted into the right to receive $1.50 (the "Exchange Ratio") validly issued, fully paid and nonassessable shares of Class A common stock, par value $.001 per share ("Interiors Class A Common Stock"), of Interiors. As of the Effective
Time, all such shares of Decor Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Decor Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of Interiors Class A Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.2, without interest.

                  (c) DECOR WARRANTS. At the Effective Time, by virtue of the
Merger and without any action on the part of the holder thereof, each outstanding warrant to purchase shares of Decor Common Stock (a "Warrant") shall remain outstanding, unchanged by reason of the Merger, except that, in accordance with the adjustment provisions thereof, each such Warrant shall no longer be exercisable for Decor Common Stock but shall thereafter be exercisable for that whole number of Interiors Class A Common Stock and cash in lieu of fractional share interests as the

                                       3

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holder thereof would have been entitled to receive pursuant to the Merger had such holder exercised such Warrant in full immediately prior to the Effective
Time, at a price per share of Interiors Class A Common Stock equal to (i) the aggregate exercise price for the Decor Common Stock purchasable pursuant to such Warrant immediately prior to the Effective Time divided by (ii) the number of shares of Interiors Class A Common Stock deemed purchasable pursuant to such Warrant (the aggregate number of shares of Interiors Class A Common Stock issuable upon exercise of all such outstanding Warrants). Interiors shall comply with the terms and provisions of all such Warrants.

SECTION 2.2.  EXCHANGE OF CERTIFICATES.

                  (a) EXCHANGE AGENT. As of the Effective Time, Interiors shall enter into an agreement with such bank or trust company or transfer agent as may be designated by Interiors and reasonably satisfactory to Decor (the
"Exchange Agent"), which shall provide that Interiors shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of Decor Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Interiors
Class A Common Stock issuable pursuant to Section 2.1 in exchange for outstanding shares of Decor Common Stock.

                  (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, but no more than ten (10) days after the Effective
Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Decor Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to
Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Interiors and Decor may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Interiors Class A Common Stock which such holder has the right to receive pursuant to the provisions of this Article II, and cash in lieu of any fractional share of Interiors Class A Common Stock in accordance with Section
2.2(e), and the Certificate so surrendered shall forthwith be canceled (such cash and Interiors Class A Common Stock deposited with the Exchange Agent for the purpose of the Merger, collectively, the "Exchange Fund"). In the event of a surrender of a Certificate representing shares of Decor Common Stock which are not registered in the transfer records of Decor under the name of the person surrendering such Certificate, a certificate representing the proper number of shares of Interiors Class A Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance

                                       4

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of shares of Interiors Class A Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Interiors that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this
Article II, and cash in lieu of any fractional share of Interiors Class A
Common Stock in accordance with Section 2.2(e). No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

                  (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Interiors Class A Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Interiors Class A
Common Stock represented thereby, and, in the case of Certificates representing
Decor Common Stock, no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e), and all such dividends, other distributions and cash in lieu of fractional shares of Interiors Class A Common
Stock shall be paid by Interiors to the Exchange Agent for payment to holders of Decor Common Stock, in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the certificate representing whole shares of Interiors Class A
Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Interiors Class A Common Stock and, in the case of Certificates representing Decor Common Stock, the amount of any cash payable in lieu of a fractional share of Interiors Class A Common Stock to which such holder is entitled pursuant to Section 2.2(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and with a payment date subsequent to such surrender payable with respect to such whole shares of Interiors Class A Common Stock.

                   (d) NO FURTHER OWNERSHIP RIGHTS IN DECOR COMMON STOCK. All shares of Interiors Class A Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Decor
Common Stock, theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Decor on such shares of Decor Common Stock which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Decor Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II, except as otherwise provided by law.

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                  (e) NO FRACTIONAL SHARES. (i) No certificates or scrip
representing fractional shares of Interiors Class A Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Interiors shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Interiors.

         (ii) The Surviving Corporation shall pay each former holder of Decor
Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all shares of Decor Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the Exchange Ratio.

         (iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates formerly representing Decor
Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Certificates formerly representing Decor Common Stock subject to and in accordance with the terms of
Section 2.2(c).

                  (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange
Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Interiors, upon demand, and any holders of the Certificates who have not theretofore complied with this
Article II shall thereafter look only to Interiors for payment of their claim for Merger Consideration, any dividends or distributions with respect to Interiors Class A Common Stock and any cash in lieu of fractional shares of Interiors Class A Common Stock.

                  (g) NO LIABILITY. None of Interiors, Decor, the Surviving
Corporation or the Exchange Agent shall be liable to any person in respect of any shares of Interiors Class A Common Stock, any dividends or distributions with respect thereto, any cash in lieu of fractional shares of Interiors Class
A Common Stock or any cash from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (h) INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Interiors, on a daily basis. Any interest and other income resulting from such investments shall be paid to Interiors.

                  (i) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed
Certificate the Merger Consideration and, if

                                       6


applicable, any unpaid dividends and distributions on shares of Interiors Class A Common Stock deliverable in respect thereof and any cash in lieu of fractional shares, in each case pursuant to this Agreement.

SECTION 2.3. CERTAIN ADJUSTMENTS. If between the date hereof and the Effective Time, the outstanding shares of Decor Common Stock or of Interiors Class A Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, the Exchange Ratio shall be adjusted accordingly to provide to the holders of Decor Common Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

SECTION 2.4. PREFERRED SHARES OF DECOR. Prior to the Effective Date the Decor Series A Preferred will be converted into Decor Common Stock and treated in the same manner as set forth in Section 2.1 hereof. At the Effective Date the Decor Series B Preferred will be cancelled.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF DECOR. Except as disclosed in the Decor Filed SEC Documents (as defined in Section 3.1(g)) or as set forth on the Disclosure Schedule delivered by Decor to Interiors prior to the execution of this Agreement (the "Decor Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, Decor represents and warrants to Interiors as follows:

                  (a) ORGANIZATION, STANDING AND CORPORATE POWER. (i) Each of Decor and its subsidiaries (as defined in Section 8.3) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect (as defined in Section 8.3) on Decor. Each of Decor and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on Decor.

         (ii) Decor has delivered to Interiors prior to the execution of this Agreement complete

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and correct copies of its Certificate of Incorporation and By-Laws, as amended to date.

         (iii) In all material respects, the minute books of Decor contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, the Board of Directors and all committees of the Board of Directors of Decor since inception.

                  (b) SUBSIDIARIES. All the outstanding shares of capital stock of, or other equity interests in, each such subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Decor, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).

                  (c) CAPITAL STRUCTURE. The authorized capital stock of Decor consists of 20,000,000 shares of Decor Common Stock and 35,000,000 shares of preferred stock, par value $.0001 per share ("Decor Preferred Stock"), 5,000,000 shares of which have been designated as "Series A Convertible Preferred Stock"; 20,000,000 shares of which have been designated as "Series B Non-Convertible Preferred Stock"; and 1,000,000 shares of which have been designated as "Series C Convertible Preferred Stock" (together with the Series A Convertible Preferred Stock, the "Decor Convertible Securities") At the close of business on December 31, 1997 (i) 1,709,176 shares of Decor Common Stock were issued and outstanding; (ii) no shares of Decor Common Stock were held by Decor in its treasury; (iii) 250,000 shares of Series A Convertible Preferred Stock were issued and outstanding; (iv) 20,000,000 shares of Series B Non-Convertible Preferred Stock were issued and outstanding; (v) 54,934 shares of Series C Convertible Preferred Stock were issued and outstanding; (vi) 83,333 shares of Decor Common Stock were reserved for issuance pursuant to the Decor 1996 Stock Plan, complete and correct copies of which have been delivered to Interiors (such plans, collectively, the "Decor Stock Plans"); (vii) 1,500,000 shares of Decor Common Stock were reserved for issuance upon the exercise of 1,500,000 Class A Warrants ; (viii) 250,000 shares of Decor Common Stock were reserved for issuance upon the conversion of 250,000 shares of Series A Convertible Preferred Stock ; (ix) 54,934 shares of Decor Common Stock were reserved for issuance upon the conversion of 54,934 shares of Series C Convertible Preferred Stock. Section 3.1(c) of the Decor Disclosure Schedule sets forth a complete and correct list, as of March 31, 1998, of the number of shares of Decor Common Stock subject to employee stock options or other rights to purchase or receive Decor Common Stock granted under the Decor Stock Plans (collectively, "Decor Employee Stock Options"), the dates of grant and exercise prices thereof. All outstanding shares of capital stock of Decor are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.1(c), Section 3.1(c) of the Decor Disclosure Schedule and except for changes since March 31, 1998 resulting from the issuance of shares of Decor Common Stock pursuant to the Decor Employee Stock Options, the Decor Convertible Securities or as permitted by Section 4.1(a)(i)(y) and 4.1(a)(ii), (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of Decor, (B) any securities of Decor or any Decor subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Decor, (C) any warrants, calls, options or other rights to acquire from Decor or any Decor subsidiary, and any obligation of Decor or any Decor subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Decor, and (y) there are no outstanding obligations of Decor or any Decor subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. There are no outstanding (A) securities of Decor or any Decor subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Decor subsidiary, (B) warrants, calls, options or other rights to acquire from Decor or any Decor subsidiary, and any obligation of Decor or any Decor subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Decor subsidiary or (C) obligations of Decor or any Decor subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Decor subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither Decor nor any Decor subsidiary is a party to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive or, except as provided by the terms of the Decor Employee Stock Options and the Decor Convertible Securities, antidilutive rights with respect to, any securities of the type referred to in the two preceding sentences. Other than the Decor subsidiaries and the shares of capital stock of Interiors held by Decor, Decor does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity except for non-controlling investments made in the ordinary course of business in entities which are not individually or in the aggregate material to Decor and its subsidiaries as a whole.

                  (d) AUTHORITY; NONCONTRAVENTION. Decor has all requisite corporate power and authority to enter into this Agreement and, subject, in the case of the Merger, to the Decor Stockholder Approval (as defined in Section 3.1(l)) to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Decor and the consummation by Decor of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Decor, subject, in the case of the Merger, to the Decor Stockholder Approval. This Agreement has been duly executed and delivered by Decor and, assuming the due authorization, execution and delivery by Interiors, constitutes the legal, valid and binding obligation of Decor, enforceable against Decor in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Decor or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of Decor or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Decor or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Decor or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on Decor or (y) reasonably be expected to impair the ability of Decor to perform its obligations under this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any nongovernmental self-regulatory agency, commission or authority (a "Governmental Entity") is required by or with respect to Decor or any of its subsidiaries in connection with the execution and delivery of this Agreement by Decor or the consummation by Decor of the transactions contemplated by this Agreement, except for (1) the filing with the SEC of (A) a proxy statement relating to the Decor Stockholders Meeting (as defined in Section 5.1(b)) (such proxy statement, together with the proxy statement relating to the Interiors Stockholders Meeting (as defined in Section 5.1(c)), in each case as amended or supplemented from time to time, the "Joint Proxy Statement"), and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (2) the filing of the Certificate of Merger with the Secretary of State of Delaware and appropriate documents with the relevant authorities of other states in which Decor is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; and (3) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on Decor or (y) reasonably be expected to impair the ability of Decor to perform its obligations under this Agreement.

                  (e) SEC DOCUMENTS; UNDISCLOSED LIABILITIES. Decor has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since November 12, 1996 (the "Decor SEC Documents"). As of their respective dates, the Decor SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Decor SEC Documents, and none of the Decor SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Decor included in the Decor SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Decor and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Except (i) as reflected in such financial statements or in the notes thereto or (ii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither Decor nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, would have a material adverse effect on Decor.

                  (f) INFORMATION SUPPLIED. None of the information supplied or to be supplied by Decor specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Interiors in connection with the issuance of Interiors Class A Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to Decor's stockholders or at the time of the Decor Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Decor with respect to statements made or incorporated by reference therein based on information supplied by Interiors specifically for inclusion or incorporation by reference in the Joint Proxy Statement.


                  (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby and except as permitted by Section 4.1(a) or set forth in
Section 3.1(g) of the Decor Disclosure Schedule, since September 30, 1997, Decor and its subsidiaries have conducted their business only in the ordinary course or as disclosed in any Decor SEC Document filed since such date and prior to the date hereof, and there has not been (i) any material adverse change (as defined in Section 8.3) in Decor, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Decor's capital stock, (iii) any split, combination or reclassification of any of Decor's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or substitution for shares of Decor's capital stock, except for issuances of Decor Common Stock upon conversion of Decor Convertible Securities or upon the exercise of Decor Employee Stock Options, in each case awarded prior to the date hereof in accordance with their present terms or issued pursuant to Section 4.1(a), (iv)(A) any granting by Decor or any of its subsidiaries to any current or former director, executive officer or other key employee of Decor or its subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases as a result of promotions, normal increases of base pay in the ordinary course of business or as was required under any employment agreements in effect as of September 30, 1997, (B) any granting by Decor or any of its subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay, or (C) any entry by Decor or any of its subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, (v) except insofar as may have been disclosed in Decor SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date hereof, the "Decor Filed SEC Documents") or required by a change in GAAP, any change in accounting methods, principles or practices by Decor materially affecting its assets, liabilities or business, (vi) except insofar as may have been disclosed in the Decor Filed SEC Documents, any tax election that individually or in the aggregate would have a material adverse effect on Decor or any of its tax attributes or any settlement or compromise of any material income tax liability, or (vii) any action taken by Decor or any of the Decor subsidiaries during the period from September 30, 1997 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time would constitute a breach of Section 4.1(a).

                  (h) COMPLIANCE WITH APPLICABLE LAWS; LITIGATION. (i) Decor, its subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of Decor and its subsidiaries (the "Decor Permits"), except where the failure to have any such Decor Permits individually or in the aggregate would not have a material adverse effect on Decor. Decor and its subsidiaries are in compliance with the terms of the Decor Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate would not have a material adverse effect on Decor. As of the date of this Agreement, except as disclosed in the Decor Filed SEC Documents, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to Decor or any of its subsidiaries or any of their respective properties is pending or, to the knowledge (as defined in Section 8.3) of Decor, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not (A) have a material adverse effect on Decor or (B) reasonably be expected to impair the ability of Decor to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

         (ii) Neither Decor nor any Decor subsidiary is subject to any outstanding order, injunction or decree which has had or, insofar as can be reasonably foreseen, individually or in the aggregate will have a material adverse effect on Decor.

                  (i) ABSENCE OF CHANGES IN BENEFIT PLANS. Decor has delivered to Interiors true and complete copies of (i) all severance and employment agreements of Decor with directors, executive officers or key employees, (ii) all severance programs and policies of each of Decor and each Decor subsidiary, and (iii) all plans or arrangements of Decor and each Decor subsidiary relating to its employees which contain change in control provisions. Since September 30, 1997, there has not been any adoption or amendment in any material respect by Decor or any of its subsidiaries of any collective bargaining agreement, employment agreement, consulting agreement, severance agreement or any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of Decor or any of its wholly owned subsidiaries (collectively, the "Decor Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Decor pension plans, or any material change in the manner in which contributions to any Decor pension plans are made or the basis an which such contributions are determined.

                  (j) ERISA COMPLIANCE. (i) With respect to the Decor Benefit Plans, no event has occurred and, to the knowledge of Decor, there exists no condition or set of circumstances, in connection with which Decor or any of its subsidiaries could be subject to any liability that individually or in the aggregate would have a material adverse effect on Decor under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code or any other applicable law.

         (ii) Each Decor Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any Decor Benefit Plan that individually or in the aggregate would not have a material adverse effect on Decor. Decor, its subsidiaries and all the Decor Benefit Plans have been operated, and are, in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate would not have a material adverse effect on Decor. Each Decor Benefit Plan that is intended to be qualified under Section 401(a) or 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Decor Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To the knowledge of Decor, no fact or event has occurred since the date of any determination letter from the IRS which is reasonably likely to affect adversely the qualified status of any such Decor Benefit Plan or the exempt status of any such trust.

         (iii) Neither Decor nor any of its subsidiaries has incurred any unsatisfied liability under Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course). No Decor Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived. To the knowledge of Decor, there are not any facts or circumstances that would materially change the funded status of any Decor Benefit Plan that is a "defined benefit" plan (as defined in Section 3(35) of ERISA) since the date of the most recent actuarial report for such plan. No Decor Benefit Plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

          (iv) With respect to each of the Decor Benefit Plans (other than any multiemployer plan) that is subject to Title IV of ERISA, the present value of accrued benefits under each such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan, did not, as of its latest valuation date, exceed the then current value of the aggregate assets of such plans allocable to such accrued benefits in any material respect. With respect to any Decor Benefit Plan that is a multiemployer plan, (A) none of Decor nor any of its subsidiaries has any contingent liability under Section 4204 of ERISA, and no circumstances exist that present a material risk that any such plan will go into reorganization, and (B) the aggregate withdrawal liability of Decor and its subsidiaries, computed as if a complete withdrawal by Decor and any of its subsidiaries had occurred under each such Decor Benefit Plan on the date hereof, would not be material.

         (v) No Decor Benefit Plan provides medical benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service (other than coverage mandated by applicable law or benefits, the full cost of which is borne by the current or former employee) other than individual arrangements the amounts of which are not material.

         (vi) As of the date of this Agreement, neither Decor nor any of its subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by Decor or any of its subsidiaries and no collective bargaining agreement is being negotiated by Decor or any of its subsidiaries. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Decor or any of its subsidiaries pending or, to the knowledge of Decor, threatened which may interfere with the respective business activities of Decor or any of its subsidiaries, except where such dispute, strike or work stoppage individually or in the aggregate would not have a material adverse effect on Decor. As of the date of this Agreement, to the knowledge of Decor, none of Decor, any of its subsidiaries or any of their respective representatives or employees has committed any material unfair labor practice in connection with the operation of the respective businesses of Decor or any of its subsidiaries, and there is no material charge or complaint against Decor or any of its subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing.

         (vii) No employee of Decor will be entitled to any material payment, additional benefits or any acceleration of the time of payment or vesting of any benefits under any Decor Benefit Plan as a result of the transactions contemplated by this Agreement (either alone or in conjunction with any other event such as a termination of employment), except that all Decor Employee Stock Options will vest as of the Effective Time as a result of the Merger.

         (k) TAXES. (i) Each of Decor and its subsidiaries has filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not have a material adverse effect on Decor. Decor and each of its subsidiaries has paid (or Decor has paid on its behalf) all taxes (as defined herein) shown as due on such returns, and the most recent financial statements contained in the Decor Filed SEC Documents reflect an adequate reserve in accordance with GAAP for all taxes payable by Decor and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

         (ii) No deficiencies for any taxes have been proposed, asserted or assessed against Decor or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on Decor. No federal income tax returns of Decor and each of its subsidiaries consolidated in such returns have closed by virtue of the applicable statute of limitations.

         (iii) Neither Decor nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         (iv) As used in this Agreement, "taxes" shall include all (x) federal, state, local or foreign income, property, sales, excise and other taxes or similar governmental charges, including any interest, penalties or additions with respect thereto, (y) liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y).

                  (l) VOTING REQUIREMENTS. The affirmative vote at the Decor Stockholders Meeting (the "Decor Stockholder Approval") of the holders of a majority of the total votes represented by all outstanding shares of Decor Common Stock and Series B Non-Convertible Preferred Stock to adopt this Agreement is the only vote of the holders of any class or series of Decor's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger.

                  (m) STATE TAKEOVER STATUTES. The Board of Directors of Decor has approved this Agreement and the transactions contemplated hereby and, assuming the accuracy of Interiors' representation and warranty contained in
Section 3.2(q), such approval constitutes approval of the Merger and the other transactions contemplated hereby by the Decor Board of Directors under the provisions of Section 203 of the DGCL such that Section 203 of the DGCL does not apply to this Agreement and the transactions contemplated hereby. To the knowledge of Decor, no other state takeover statute is applicable to the Merger or the other transactions contemplated hereby.

                  (n) INTENTIONALLY OMITTED

                  (o) BROKERS. No broker, investment banker, financial advisor or other person, is entitled to any finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Decor. Decor has furnished to Interiors true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable.

                  (p) INTENTIONALLY OMITTED.

                  (q) OWNERSHIP OF INTERIORS CAPITAL STOCK. As of the date hereof, neither Decor nor, to its knowledge without independent investigation, any of its affiliates, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Interiors (except for certain shares of Interiors Class A Common Stock owned by Max Munn, a member of the Board of Directors of Decor; and certain shares of Interiors Class B Common Stock owned by Laurie Munn, the wife of Max Munn, the beneficial ownership of which Mr. Munn disclaims).

                  (r) INTELLECTUAL PROPERTY. Decor and its subsidiaries own or have a valid license to use all trademarks, service marks, trade names, patents and copyrights (including any registrations or applications for registration of any of the foregoing) (collectively, the "Decor Intellectual Property") necessary to carry on its business substantially as currently conducted except for such Decor Intellectual Property the failure of which to own or validly license individually or in the aggregate would not have a material adverse effect on Decor. Neither Decor nor any such subsidiary has received any notice of infringement of or conflict with, and, to Decor's knowledge, there are no infringements of or conflicts (i) with the rights of others with respect to the use of, or (ii) by others with respect to, any Decor Intellectual Property that individually or in the aggregate, in either such case, would have a material adverse effect on Decor.

                  (s) CERTAIN CONTRACTS. Except as set forth in the Decor Filed SEC Documents, neither Decor nor any of its subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of Decor and its subsidiaries (including, for purposes of this Section 3.1(s), Interiors and its subsidiaries, assuming the Merger has taken place), taken as a whole, is or would be conducted, or (iii) any contract or other agreement which would prohibit or materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement (all contracts of the type described in clauses (i) and (ii) being referred to herein as "Decor Material Contracts"). Each Decor Material Contract is valid and binding on Decor (or, to the extent an Decor subsidiary is a party, such subsidiary) and is in full force and effect, and Decor and each Decor subsidiary have in all material respects performed all obligations required to be performed by them to date under each Decor Material Contract, except where such noncompliance, individually or in the aggregate, would not have a material adverse effect on Decor. Neither Decor nor any Decor subsidiary knows of, or has received notice of, any violation or default under (nor, to the knowledge of Decor, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Decor Material Contract.

SECTION 3.2. REPRESENTATIONS AND WARRANTIES OF INTERIORS. Except as disclosed in the Interiors Filed SEC Documents (as defined in Section 3.2(g)) or as set forth on the Disclosure Schedule delivered by Interiors to Decor prior to the execution of this Agreement (the "Interiors Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, Interiors represents and warrants to Decor as follows:

                  (a) ORGANIZATION, STANDING AND CORPORATE POWER. (i) Each of Interiors and its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect on Interiors. Each of Interiors and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on Interiors.

         (ii) Interiors has delivered to Decor prior to the execution of this Agreement complete and correct copies of its Certificate of Incorporation and By-Laws, as amended to date.

         (iii) In all material respects, the minute books of Interiors contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, the Board of Directors and all committees of the Board of Directors of Interiors since January 1, 1997.

                  (b) SUBSIDIARIES. An exhibit to Interiors' Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 includes all the subsidiaries of Interiors. All the outstanding shares of capital stock of, or other equity interests in, each such subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Interiors, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).

                  (c) CAPITAL STRUCTURE. The authorized capital stock of Interiors consists of 60,000,000 shares of Interiors Class A Common Stock; 2,500,000 shares of Class B common stock, par value $.001 per share, of Interiors ("Interiors Class B Common Stock"); and 5,300,000 shares of preferred stock, par value $.01 per share, of Interiors ("Interiors Preferred Stock") 2,870,000 shares of which are designated as Series A 10% Cumulative Convertible Preferred

Stock. At the close of business on April 8, 1998 14,333,971 shares of Interiors Class A Common Stock were issued and outstanding (including shares of restricted Interiors Class A Common Stock) of which 6,833,971 shares of Class A Common Stock are issued and outstanding and 7,500,000 are held by the Stevens Escrow Agent pursuant to the terms of the Stevens Settlement;
(ii) 1,719,750 shares of Interiors Class B Common Stock were issued and outstanding (including shares of restricted Interiors Class B Common Stock) and 1,250,000 shares of Class B Common Stock are held by the Stevens Escrow Agent pursuant to the terms of the Stevens Settlement; (iii) no shares of Interiors Class A Common Stock were held by Interiors in its treasury; (iv) no shares of Interiors Class B Common Stock were held by Interiors in its treasury; (v) 846,197 shares of Series A Preferred Stock were issued and outstanding; (vi) 250,000 shares of Interiors Class A Common Stock were reserved for issuance pursuant to the Interiors 1994 Stock Plan, complete and correct copies of which have been delivered to Decor (the "Interiors 1994 Stock Plan"); (vii) 250,000 shares of Interiors Class A Common Stock were reserved for issuance pursuant to the Interiors Director Stock Plan, complete and correct copies of which have been delivered to Decor (the "Director Stock Plan" and together with the 1994 Stock Plan, the "Interiors Stock Plan"); (viii) 2,994,782 shares of Class A Common Stock are issuable upon the exercise of 2,994,782 Class W A Warrants and 2,984,782 shares of Class A Common Stock are issuable upon the conversion of 2,984,782 Class A Warrants to be received upon the conversion of 2,984,782 Class B Warrants; (ix) 905,956 shares of Class A Common Stock are issuable upon the exercise of 905,956 Class W B Warrants; (x) 2,270,000 shares of Interiors Series A Preferred Stock are issuable upon the exercise of 2,270,000 Class W C Warrants; (xi) 2,538,591 shares of Class A Common Stock are issuable upon the conversion of 846,197 shares of Series A Preferred Stock; (xii) 6,810,000 shares of Class A Common Stock are issuable upon the conversion of the 2,270,000 shares of Interiors Series A Preferred Stock are issuable upon the exercise of 2,270,000 Class W C Warrants and (xiii) a maximum of 6,000,000 shares of Class A Common Stock are issuable upon the conversion of a series of 15% Convertible Subordinated Promissory Notes issued in a series of private placements; and (xiv) 750,000 shares of Class A Common Stock are issuable upon the conversion of Warrants issued in connection with a series of private placements and for services. Section 3.2(c) of the Interiors Disclosure Schedule sets forth a complete and correct list, as of June 30, 1998, of the number of shares of Interiors Class A Common Stock subject to employee stock options or other rights to purchase or receive Interiors Class A Common Stock granted under the Interiors Stock Plans (collectively, "Interiors Employee Stock Options"), the dates of grant and exercise prices thereof. All outstanding shares of capital stock of Interiors are, and all shares which may be issued pursuant to this Agreement or otherwise will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.2(c), Section 3.2 (c) of the Interiors Disclosure Schedule there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of Interiors, (B) any securities of Interiors or any Interiors subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Interiors, (C) any warrants, calls, options or other rights to acquire from Interiors or any Interiors subsidiary, and any obligation of Interiors or any Interiors subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Interiors, and (D) there are no outstanding obligations of Interiors or any Interiors subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. There are no outstanding (A) securities of Interiors or any Interiors subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Interiors subsidiary, (B) warrants, calls, options or other rights to acquire from Interiors or any Interiors subsidiary, and any obligation of Interiors or any Interiors subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Interiors subsidiary or
(C) obligations of Interiors or any Interiors subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Interiors subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither Interiors nor any Interiors subsidiary is a party to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive or, except as provided by the terms of the Interiors Employee Stock Options and the Interiors Convertible Securities, antidilutive rights with respect to, any securities of the type referred to in the two preceding sentences. Other than the Interiors subsidiaries, Interiors does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity except for non-controlling investments made in the ordinary course of business in entities which are not individually or in the aggregate material to Interiors and its subsidiaries as a whole.

                  (d) AUTHORITY; NONCONTRAVENTION. Interiors has all requisite corporate power and authority to enter into this Agreement and, subject to the Interiors Stockholder Approval (as defined in Section 3.2(l)), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Interiors and the consummation by Interiors of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Interiors, subject, in the case of the Merger and the issuance of Interiors Class A Common Stock in connection with the Merger, to the Interiors Stockholder Approval. This Agreement has been duly executed and delivered by Interiors and, assuming the due authorization, execution and delivery by Decor, constitutes the legal, valid and binding obligations of Interiors, enforceable against Interiors in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Interiors or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of Interiors or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Interiors or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Interiors or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on Interiors or (y) reasonably be expected to impair the ability of Interiors to perform its obligations under this Agreement. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Interiors or any of its subsidiaries in connection with the execution and delivery of this Agreement by Interiors or the consummation by Interiors of the transactions contemplated by this Agreement, except for (1) the filing with the SEC of (A) the Joint Proxy Statement relating to the Interiors Stockholders Meeting, (B) the Form S-4 and (C) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (2) the filing of the Certificate of Merger with the Secretary of State of Delaware and appropriate documents with the relevant authorities of other states in which Interiors is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (3) such filings with and approvals of NASDAQ to permit the shares of Interiors Class A Common Stock that are to be issued in the Merger to be listed on The Nasdaq SmallCap Market; and (4) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on Interiors or (y) reasonably be expected to impair the ability of Interiors to perform its obligations under this Agreement.

                  (e) SEC DOCUMENTS; UNDISCLOSED LIABILITIES. Interiors has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since June 30, 1994 (the "Interiors SEC Documents"). As of their respective dates, the Interiors SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Interiors SEC Documents, and none of the Interiors SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Interiors included in the Interiors SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Interiors and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments. Except (i) as reflected in such financial statements or in the notes thereto, (ii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, or (iii) liabilities incurred in the ordinary course of business, neither Interiors nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, would have a material adverse effect on Interiors.

                  (f) INFORMATION SUPPLIED. None of the information supplied or to be supplied by Interiors specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to Interiors's stockholders or at the time of the Interiors Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Joint Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Interiors with respect to statements made or incorporated by reference therein based on information supplied by Decor specifically for inclusion or incorporation by reference in the Form S-4 or the Joint Proxy Statement.

                  (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, and except as permitted by Section 4.1(b), since September 30, 1997, Interiors and its subsidiaries have conducted their business only in the ordinary course or as disclosed in any Interiors SEC Document filed since such date and prior to the date hereof, and there has not been (i) any material adverse change in Interiors, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Interiors's capital stock, (iii) any split, combination or reclassification of any of Interiors's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Interiors's capital stock, except for issuances of Interiors Class A Common Stock, Interiors Class B Common Stock, or Interiors Preferred Stock upon conversion or redemption of Interiors Convertible Securities or the exercise of Interiors Employee Stock Options, in each case, awarded prior to the date hereof in accordance with their present terms or issued pursuant to Section 4.1(b), (iv)(A) any granting by Interiors or any of its subsidiaries to any current or former director, executive officer or other key employee of Interiors or its subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases as a result of promotions, normal increases of base pay in the ordinary course of business or as was required under any employment agreements in effect as of September 30, 1997, (B) any granting by Interiors or any of its subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay, or (C) any entry by Interiors or any of its subsidiaries into, or any amendment of, any employment, deferred compensation consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, (v) except insofar as may have been disclosed in Interiors SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date hereof, the "Interiors Filed SEC Documents") or required by a change in GAAP, any change in accounting methods, principles or practices by Interiors materially affecting its assets, liabilities or business, (vi) except insofar as may have been disclosed in the Interiors Filed SEC Documents, any tax election that individually or in the aggregate would have a material adverse effect on Interiors or any of its tax attributes or any settlement or compromise of any material income tax liability or (vii) any action taken by Interiors or any of the Interiors subsidiaries during the period from September 30, 1997 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time would constitute a breach of Section 4.1(b).

                  (h) COMPLIANCE WITH APPLICABLE LAWS; LITIGATION. (i) Interiors, its subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of Interiors and its subsidiaries (the "Interiors Permits") except where the failure to have any such Interiors Permits individually or in the aggregate would not have a material adverse effect on Interiors. Interiors and its subsidiaries are in compliance with the terms of the Interiors Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate would not have a material adverse effect on Interiors. As of the date of this Agreement, except as disclosed in the Interiors Filed SEC Documents, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to Interiors or any of its subsidiaries or any of their respective properties, is pending or, to the knowledge of Interiors, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not (A) have a material adverse effect on Interiors or (B) reasonably be expected to impair the ability of Interiors to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

         (ii) Neither Interiors nor any Interiors subsidiary is subject to any outstanding order, injunction or decree which has had or, insofar as can be reasonably foreseen, individually or in the aggregate will have a material adverse effect on Interiors.

                  (i) ABSENCE OF CHANGES IN BENEFIT PLANS. Interiors has delivered to Decor true and complete copies of (i) all severance and employment agreements of Interiors with directors, executive officers or key employees,
(ii) all severance programs and policies of each of Interiors and each Interiors subsidiary, and (iii) all plans or arrangements of Interiors and each Interiors subsidiary relating to its employees which contain change in control provisions. Since September 30, 1997, there has not been any adoption or amendment in any material respect by Interiors or any of its subsidiaries of any collective bargaining agreement or any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of Interiors or any of its wholly owned subsidiaries (collectively, the "Interiors Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Interiors pension plans, or any material change in the manner in which contributions to any Interiors pension plans are made or the basis on which such contributions are determined.

                  (j) ERISA COMPLIANCE. (i) With respect to the Interiors Benefit Plans, no event has occurred and, to the knowledge of Interiors, there exists no condition or set of circumstances, in connection with which Interiors or any of its subsidiaries could be subject to any liability that individually or in the aggregate would have a material adverse affect on Interiors under ERISA, the Code or any other applicable law.

         (ii) Each Interiors Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any Interiors Benefit Plan that individually or in the aggregate would not have a material adverse effect on Interiors. Interiors, its subsidiaries and all the Interiors Benefit Plans have been operated, and are, in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate would not have a material adverse effect on Interiors. Each Interiors Benefit Plan that is intended to be qualified under Section 401(a) or 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Interiors Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To the knowledge of Interiors, no fact or event has occurred since the date of any determination letter from the IRS which is reasonably likely to affect adversely the qualified status of any such Interiors Benefit Plan or the exempt status of any such trust.

         (iii) Neither Interiors nor any of its subsidiaries has incurred any unsatisfied liability under Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course). No Interiors Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived. To the knowledge of Interiors, there are not any facts or circumstances that would materially change the funded status of any Interiors Benefit Plan that is a "defined benefit" plan (as defined in Section 3(35) of ERISA) since the date of the most recent actuarial report for such plan. No Interiors Benefit Plan is a "multi-employer plan" within the meaning of Section 3(37) of ERISA.

         (iv) No Interiors Benefit Plan is subject to Title IV of ERISA.

         (v) No Interiors Benefit Plan provides medical benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service (other than coverage mandated by applicable law or benefits, the full cost of which is borne by the current or former employee) other than individual arrangements the amounts of which are not material.

         (vi) As of the date of this Agreement, except as disclosed in the Interiors SEC Documents neither Interiors nor any of its subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by Interiors or any of its subsidiaries and no collective bargaining agreement is being negotiated by Interiors or any of its subsidiaries. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Interiors or any of its subsidiaries pending or, to the knowledge of Interiors, threatened which may interfere with the respective business activities of Interiors or any of its subsidiaries, except where such dispute, strike or work stoppage individually or in the aggregate would not have a material adverse effect on Interiors. As of the date of this Agreement, to the knowledge of Interiors, none of Interiors, any of its subsidiaries or any of their respective representatives or employees has committed any material unfair labor practice in connection with the operation of the respective businesses of Interiors or any of its subsidiaries, and there is no material charge or complaint against Interiors or any of its subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing.

         (vii) No employee of Interiors will be entitled to any material payment, additional benefits or any acceleration of the time of payment or vesting of any benefits under any Interiors Benefit Plan as a result of the transactions contemplated by this Agreement (either alone or in conjunction with any other event such as a termination of employment).

                  (k) TAXES. (i) Each of Interiors and its subsidiaries has filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not have a material adverse effect on Interiors. Except as disclosed in the Interiors Filed SEC Documents Interiors and each of its subsidiaries has paid (or Interiors has paid on its behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Interiors Filed SEC Documents reflect an adequate reserve in accordance with GAAP for all taxes payable by Interiors and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

         (ii) No deficiencies for any taxes have been proposed, asserted or assessed against Interiors or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on Interiors. The federal income tax returns of Interiors and each of its subsidiaries consolidated in such returns for tax years through 1993 have closed by virtue of the applicable statute of limitations.

         (iii) Neither Interiors nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                  (l) VOTING REQUIREMENTS. The affirmative vote at the Interiors Stockholders Meeting (the "Interiors Stockholder Approval") of (i) the holders of a majority of all outstanding voting shares of Interiors Class A Common Stock and Interiors Class B Common Stock is the only vote of the holders of any class or series of Interiors' capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger, the issuance of the Interiors Class A Common Stock pursuant to the Merger and the Certificate of Amendment to the Certificate of Incorporation, and (ii) the holders of a majority of all shares of Interiors Class A Common Stock casting votes is the only vote of the holders of any class or series of Interiors's capital stock necessary to approve (A) in accordance with the applicable rules of NASDAQ, the issuance of Interiors Class A Common Stock pursuant to the Merger, and (B) the New Interiors Stock Plan.

                  (m) STATE TAKEOVER STATUTES; CERTIFICATE OF INCORPORATION. The Board of

Directors of Interiors (including the disinterested Directors thereof) has unanimously approved this Agreement and the transactions contemplated hereby, and, assuming the accuracy of Decor's representation and warranty contained in
Section 3.1(q), such approval constitutes approval of the Merger and the other transactions contemplated hereby by the Interiors Board of Directors under the provisions of Section 203 of the DGCL and constitutes approval of the Merger and the other transactions contemplated hereby, the assumption of the Adjusted Options, the issuance of the options to purchase shares of Interiors Class A Common Stock granted pursuant to Section 5.17 and the issuance of the shares of Interiors Class A Common Stock upon exercise of the Adjusted Options and other options under the provisions of Interiors' Certificate of Incorporation such that Section 203 and the applicable provision of Interiors' Certificate of Incorporation do not apply to this Agreement, the transactions contemplated hereby, the assumption of the Adjusted Options, the issuance of the options to purchase shares of Interiors Class A Common Stock granted pursuant to Section
5.17 and the issuance of the shares of Interiors Class A Common Stock upon exercise of the Adjusted Options and other options. To the knowledge of Interiors, no state takeover statute other than Section 203 of the DGCL (which has been rendered inapplicable) is applicable to the Merger or the other transactions contemplated hereby.

                  (n) INTENTIONALLY OMITTED.

                  (o) BROKERS. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Interiors. Interiors has furnished to Decor true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable.

                  (p) OPINION OF FINANCIAL ADVISOR. Interiors has received the opinion of Hugenot Associates, Inc., dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio for the conversion of Decor Common Stock into Interiors Class A Common Stock is fair to Interiors, a signed copy of which opinion has been delivered to Decor, it being understood and agreed by Decor that such opinion is for the benefit of the Board of Directors of Interiors and may not be relied upon by Decor, its affiliates or any of their respective stockholders.

                  (q) OWNERSHIP OF DECOR COMMON STOCK. As of the date hereof, neither Interiors nor, to its knowledge without independent investigation, any of its affiliates, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Decor (other than 20,000,000 shares of Decor Series B Preferred Stock owned by Interiors, which is subject to a voting trust, the sole trustee of which is Max Munn, a member of the Board of Directors of Decor and an executive officer and member of the Board of Directors of Interiors).

                   (r) INTELLECTUAL PROPERTY. Interiors and its subsidiaries own or have a valid license to use all trademarks, service marks, trade names, patents and copyrights (including any registrations or applications for registration of any of the foregoing) (collectively, the "Interiors Intellectual Property") necessary to carry on its business substantially as currently conducted, except for such Interiors Intellectual Property the failure of which to own or validly license individually or in the aggregate would not have a material adverse effect on Interiors. Neither Interiors nor any such subsidiary has received any notice of infringement of or conflict with, and, to Interiors's knowledge, there are no infringements of or conflicts (i) with the rights of others with respect to the use of, or (ii) by others with respect to, any Interiors Intellectual Property that individually or in the aggregate, in either such case, would have a material adverse effect on Interiors.

                  (s) CERTAIN CONTRACTS. Except as set forth in the Interiors Filed SEC Documents, neither Interiors nor any of its subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in item 601(b)(10) of Regulation S-K of the SEC), (ii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of Interiors and its subsidiaries (including Decor and its subsidiaries, assuming the Merger had taken place), taken as a whole, is or would be conducted, or (iii) any contract or other agreement which would prohibit or materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement (all contracts of the type described in clauses (i) and (ii) being referred to herein as "Interiors Material Contracts"). Each Interiors Material Contract is valid and binding on Interiors (or, to the extent a Interiors subsidiary is a party, such subsidiary) and is in full force and effect, and Interiors and each Interiors subsidiary have in all material respects performed all obligations required to be performed by them to date under each Interiors Material Contract, except where such noncompliance, individually or in the aggregate, would not have a material adverse effect on Interiors. Neither Interiors nor any Interiors subsidiary knows of, or has received notice of, any violation or default under (nor, to the knowledge of Interiors, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Interiors Material Contract.

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 4.1. CONDUCT OF BUSINESS.

                  (a) CONDUCT OF BUSINESS BY DECOR. Except as set forth in
Section 4.1(a) of the Decor Disclosure Schedule, as otherwise expressly contemplated by this Agreement or as consented to by Interiors in writing, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, Decor shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, Decor shall not, and shall not permit any of its subsidiaries to:

         (i) other than dividends and distributions by a direct or indirect wholly owned subsidiary of Decor to its parent, or by a subsidiary that is partially owned by Decor or any of its subsidiaries, provided that Decor or any such subsidiary receives or is to receive its proportionate share thereof, (x) declare, set aside or pay any dividends on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of Decor Common Stock upon conversion of Decor Convertible Securities or upon the exercise of Decor Employee Stock Options, in each case, outstanding as of the date hereof in accordance with their present terms, including cashless exercise, or issued pursuant to Section 4.1(a)(ii) or (z) purchase, redeem or otherwise acquire any shares of capital stock of Decor or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

         (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of Decor Common Stock upon the exercise of Decor Employee Stock Options, in each case, outstanding as of the date hereof in accordance with their present terms or the issuance of Decor Employee Stock Options (and shares of Decor Common Stock upon the exercise thereof) granted after the date hereof in the ordinary course of business consistent with past practice (1) for new employees (so long as such additional amount of Decor Common Stock subject to Decor Employee Stock Options issued to new employees does not exceed 100,000 shares of Decor Common Stock in the aggregate) or (2) in connection with employee promotions;

          (iii) amend its certificate of incorporation, by-laws or other comparable organizational documents;

          (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any person;

          (v) subject to compliance with Section 5.15, sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitization), other than (A) in the ordinary course of business consistent with past practice or (B) up to $1,000,000 of such assets, in the aggregate;

          (vi) take any action that would cause the representations and warranties set forth in Section 3.1(g) (with each reference therein to "ordinary course of business" being deemed for purposes of this Section 4.1(a)(vi) to be immediately followed by "consistent with past practice") to no longer be true and correct;

          (vii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for the obligations of any person for borrowed money; or

          (viii) authorize, or commit or agree to take, any of the foregoing actions; provided that the limitations set forth in this Section 4.1(a) (other than clause (iii)) shall not apply to any transaction between Decor and any wholly owned subsidiary or between any wholly owned subsidiaries of Decor.

                  (b) CONDUCT OF BUSINESS BY INTERIORS. Except as set forth in
Section 4.1(b) of the Interiors Disclosure Schedule, as otherwise expressly contemplated by this Agreement or as consented to by Decor in writing, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, Interiors shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, Interiors shall not, and shall not permit any of its subsidiaries to:

         (i) other than dividends and distributions by a direct or indirect wholly owned subsidiary of Interiors to its parent, or by a subsidiary that is partially owned by Interiors or any of its subsidiaries, provided that Interiors or any such subsidiary receives or is to receive its proportionate share thereof, (x) declare, set aside or pay any dividends on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of Interiors Class A Common Stock upon conversion or redemption of Interiors Convertible Securities or upon the exercise of Interiors Employee Stock Options, in each case, outstanding as of the date hereof in accordance with their present terms, including cashless exercise, or issued pursuant to Section 4.1(b)(ii);

         (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (x) the issuance of Interiors capital stock or warrants to acquire Interiors capital stock in connection with any acquisition permitted by Section 4.1(b)(iv) and in compliance with Section 5.15, (y) the issuance of Interiors Class A Common Stock upon conversion or redemption of Interiors Convertible Securities in accordance with their present terms at the option of the holders thereof, and
(z) the issuance of Interiors Class A Common Stock upon the exercise of Interiors

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



Employee Stock Options, in each case, outstanding as of the date hereof in accordance with their present terms or the issuance of Interiors Employee Stock Options (and shares of Interiors Class A Common Stock upon the exercise thereof) granted after the date hereof in the ordinary course of business consistent with past practice (1) for new employees (so long as such additional amount of Interiors Class A Common Stock subject to Interiors Employee Stock Options issued to new employees does not exceed 500,000 shares of Interiors Class A Common Stock in the aggregate) or (2) in connection with employee promotions;

         (iii) except as contemplated hereby, amend its certificate of incorporation, by-laws or other comparable organizational documents;

         (iv) subject to compliance with Section 5.15, sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitization), other than (A) in the ordinary course of business consistent with past practice (B) up to $2,000,000 of such assets, in the aggregate;

         (v) take any action that would cause the representations and warranties set forth in Section 3.2(g) (with each reference therein to ordinary course of business, being deemed for purposes of this Section 4.1(b)(vi) to be immediately followed by "consistent with past practice") to no longer be true and correct;

         (vi) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for the obligations of any person for borrowed money; or

         (vii) authorize, or commit or agree to take, any of the foregoing actions; provided that the limitations set forth in this Section 4.1(b) (other than clause (iii)) shall not apply to any transaction between Interiors and any wholly owned subsidiary or between any wholly owned subsidiaries of Interiors.

                  (c) OTHER ACTIONS. Except as required by law, Decor and Interiors shall not, and shall not permit any of their respective subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue at the Effective Time, except as provided in the proviso in Section 6.2(a) or Section 6.3(a), (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect at the Effective Time, except as provided in the proviso in Section 6.2(a) or Section 6.3(a), or
(iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

                  (d) ADVICE OF CHANGES. Decor and Interiors shall promptly advise the other party orally and in writing to the extent it has knowledge of
(i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (iii) any change or event having, or which, insofar as can reasonably be foreseen, could reasonably be expected to have a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VI to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

SECTION 4.2. NO SOLICITATION BY DECOR. (a) Decor shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Decor Takeover Proposal (as defined below) or
(ii) participate in any discussions or negotiations regarding any Decor Takeover Proposal; provided, however, that if the Board of Directors of Decor determines in good faith, based on the advice of outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to Decor's stockholders under applicable law, Decor may, in response to an Decor Superior Proposal (as defined in Section 4.2(b)) which was not solicited by it, which did not otherwise result from a breach of this Section 4.2(a) and which is made or received prior to the obtaining of the Decor Stockholder Approval, and subject to providing prior written notice of its decision to take such action to Interiors and compliance with Section 4.2(c),
(x) furnish information with respect to Decor and its subsidiaries to any person making an Decor Superior Proposal pursuant to a customary confidentiality agreement (as determined by Decor based on the advice of its outside counsel, the terms of which are no more favorable to such person than the Confidentiality Agreement (as defined herein)) and (y) participate in discussions or negotiations regarding such Decor Superior Proposal. For purposes of this Agreement, "Decor Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 50% or more of the net revenues, net income or the assets of Decor and its subsidiaries, taken as a whole, or 25% or more of any class of equity securities of Decor, any tender offer or exchange offer that if consummated would result in any person beneficially owning 25% or more of any class of equity securities of Decor, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Decor or the Decor Common Stock (or any Decor subsidiary whose business constitutes 50% or more of the net revenues, net income or the assets of Decor and its subsidiaries, taken as whole), other than the transactions contemplated by this Agreement.

                  (b) Except as expressly permitted by this Section 4.2, neither the Board of Directors of Decor nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Interiors, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Decor Takeover Proposal, or
(iii) cause Decor to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Decor Acquisition Agreement") related to any Decor Takeover Proposal. Notwithstanding the foregoing, at any time prior to the obtaining of the

Decor Stockholder Approval, the Board of Directors of Decor, to the extent that it determines in good faith, based upon the advice of outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to Decor's stockholders under applicable law, may (subject to this and the following sentences) terminate this Agreement solely in order to concurrently enter into an Decor Acquisition Agreement with respect to any Decor Superior Proposal, but only at a time that is after the fifth business day following Interiors's receipt of written notice advising Interiors that the Board of Directors of Decor is prepared to accept an Decor Superior Proposal, specifying the material terms and conditions of such Decor Superior Proposal and identifying the person making such Decor Superior Proposal. For purposes of this Agreement, an "Decor Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Decor Common Stock then outstanding or all or substantially all the assets of Decor and otherwise on terms which the Board of Directors of Decor determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to Decor's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of Decor based on the advice of its financial advisor, is reasonably capable of being obtained by such third party.

                  (c) In addition to the obligations of Decor set forth in paragraphs (a) and (b) of this Section 4.2, Decor shall immediately advise Interiors orally and in writing of any request for information or of any Decor Takeover Proposal, the material terms and conditions of such request or Decor Takeover Proposal and the identity of the person making such request or Decor Takeover Proposal. Decor will keep Interiors reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Decor Takeover Proposal. Interiors shall treat any information it receives from Decor pursuant to this section as confidential information and shall be subject to the Confidentiality Agreement dated November 25, 1997, between Interiors and Decor.

                  (d) Nothing contained in this Section 4.2 shall prohibit Decor from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Decor's stockholders if, in the good faith judgment of the Board of Directors of Decor, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that neither Decor nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, an Decor Takeover Proposal.

SECTION 4.3. NO SOLICITATION BY INTERIORS. (a) Interiors shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Interiors Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any Interiors Takeover Proposal; provided, however, that if the Board of Directors of Interiors determines in good faith, based on the advice of outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to Interiors's stockholders under applicable law, Interiors may, in response to a Interiors Superior Proposal (as defined in Section 4.3(b)) which was not solicited by it, which did not otherwise result from a breach of this
Section 4.3(a) and which is made or received prior to the obtaining of the Interiors Stockholder Approval, and subject to providing prior written notice of its decision to take such action to Decor and compliance with Section 4.3(c)
(x) furnish information with respect to Interiors and its subsidiaries to any person making a Interiors Superior Proposal pursuant to a customary confidentiality agreement (as determined by Interiors based on the advice of its outside counsel, the terms of which are no more favorable to such person than the Confidentiality Agreement) and (y) participate in discussions or negotiations regarding such Interiors Superior Proposal. For purposes of this Agreement, "Interiors Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 50% or more of the net revenues, net income or the assets of Interiors and its subsidiaries, taken as a whole, or 25% or more of any class of equity securities of Interiors, any tender offer or exchange offer that if consummated would result in any person beneficially owning 25% or more of any class of equity securities of Interiors, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Interiors or the Interiors Class A Common Stock (or any Interiors subsidiary whose business constitutes 50% or more of the net revenues, net income or the assets of Interiors and its subsidiaries, taken as a whole), other than the transactions contemplated by this Agreement.

                  (b) Except as expressly permitted by this Section 4.3, neither the Board of Directors of Interiors nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Decor, the approval or recommendation by such Board of Directors or such committee of the Merger, this Agreement or the issuance of Interiors Class A Common Stock in connection with the Merger, (ii) approve or recommend, or propose publicly to approve or recommend, any Interiors Takeover Proposal, or
(iii) cause Interiors to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Interiors Acquisition Agreement") related to any Interiors Takeover Proposal. Notwithstanding the foregoing, at any time prior to the obtaining of the Interiors Stockholder Approval, the Board of Directors of Interiors, to the extent that it determines in good faith, based upon the advice of outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to Interiors's stockholders under applicable law, may (subject to this and the following sentences) terminate this Agreement solely in order to concurrently enter into any Interiors Acquisition Agreement with respect to any Interiors Superior Proposal, but only at a time that is after the fifth business day following Decor's receipt of written notice advising Decor that the Board of Directors of Interiors is prepared to accept a Interiors Superior Proposal, specifying the material terms and conditions of such Interiors Superior Proposal and identifying the person making such Interiors Superior Proposal. For purposes of this Agreement, a "Interiors Superior Proposal" means any proposal made by a third

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



party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Interiors Class A Common Stock then outstanding or all or substantially all the assets of Interiors and otherwise on terms which the Board of Directors of Interiors determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to Interiors's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of Interiors based on the advice of its financial advisor, is reasonably capable of being obtained by such third party.

                  (c) In addition to the obligations of Interiors set forth in paragraphs (a) and (b) of this Section 4.3, Interiors shall immediately advise Decor orally and in writing of any request for information or of any Interiors Takeover Proposal, the material terms and conditions of such request or Interiors Takeover Proposal and the identity of the person making such request or Interiors Takeover Proposal. Interiors will keep Decor reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Interiors Takeover Proposal. Decor shall treat any information it receives from Interiors pursuant to this section as confidential information and shall be subject to the Confidentiality Agreement dated November 25, 1997, between Interiors and Decor.

                  (d) Nothing contained in this Section 4.3 shall prohibit Interiors from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Interiors's stockholders if, in the good faith judgment of the Board of Directors of Interiors, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that neither Interiors nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement, the Merger, the issuance of Interiors Class A Common Stock in connection with the Merger, or approve or recommend, or propose publicly to approve or recommend, a Interiors Takeover Proposal.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

SECTION 5.1. PREPARATION OF THE FORM S-4 AND THE JOINT PROXY STATEMENT; STOCKHOLDERS MEETINGS. (a) As soon as practicable following the date of this Agreement, Decor and Interiors shall prepare and file with the SEC the Joint Proxy Statement and Interiors shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of Decor and Interiors shall use best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Decor will use all best efforts to cause the Joint Proxy Statement to be mailed to Decor's stockholders, and Interiors will use all best efforts to cause the Joint Proxy Statement to be mailed to Interiors's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act.

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



Interiors shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Interiors Class A Common Stock in the Merger and the approval of the Certificate of Amendment and Decor shall furnish all information concerning Decor and the holders of Decor Common Stock as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 or the Joint Proxy Statement will be made by Interiors without providing Decor the opportunity to review and comment thereon. Interiors will advise Decor, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Interiors Class A Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to Decor or Interiors, or any of their respective affiliates, officers or directors, should be discovered by Decor or Interiors which should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of Decor and Interiors.

                   (b) Decor shall, as promptly as practicable after the Form S-4 is declared effective under the Securities Act, duly call, give notice of, convene and hold a meeting of its stockholders (the "Decor Stockholders Meeting") in accordance with the DGCL for the purpose of obtaining the Decor Stockholder Approval and, subject to its rights to terminate this Agreement pursuant to Section 4.2(b), shall, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger, and the other transactions contemplated hereby. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to
Section 4.2(b), Decor agrees that its obligations pursuant to the first sentence of this Section 5.1(b) shall not be affected by the commencement, public proposal, public disclosure or communication to Decor of any Decor Takeover Proposal.

                  (c) Interiors shall, as promptly as practicable after the Form S-4 is declared effective under the Securities Act, duly call, give notice of, convene and hold a meeting of its stockholders (the "Interiors Stockholders Meeting") in accordance with the DGCL for the purpose of obtaining the Interiors Stockholder Approval and, subject to its rights to terminate this Agreement pursuant to Section 4.3(b), shall, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger, the Certificate of Amendment, the New Interiors Stock Plan and the other transactions contemplated hereby. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to
Section 4.3(b), Interiors agrees that its obligations pursuant to the first sentence of this Section 5.1(c) shall not be affected by the commencement, public proposal, public disclosure or communication to Interiors of any Interiors Takeover Proposal.

                  (d) Interiors and Decor will use best efforts to hold the Decor Stockholders Meeting and the Interiors Stockholders Meeting on the same date and as soon as reasonably practicable after the date hereof.

SECTION 5.2. LETTERS OF DECOR'S ACCOUNTANTS. (a) Decor shall use best efforts to cause to be delivered to Interiors two letters from Decor's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to Interiors, in form and substance reasonably satisfactory to Interiors and customary in scope and substance or comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                  (b) Decor shall use best efforts to cause to be delivered to Interiors and Interiors' accountants a letter from Decor's independent accountants addressed to Interiors and Decor, dated as of the date the Form S-4 is declared effective and as of the Closing Date, stating that accounting for the Merger as a purchase under the rules of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Merger is closed and consummated as contemplated by this Agreement.

SECTION 5.3. LETTERS OF INTERIORS' ACCOUNTANTS. (a) Interiors shall use best efforts to cause to be delivered to Decor two letters from Interiors' independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to Decor, in form and substance reasonably satisfactory to Decor and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                  (b) Interiors shall use best efforts to cause to be delivered to Decor and Decor's accountants a letter from Interiors' independent accountants, addressed to Decor and Interiors, dated as of the date the Form S-4 is declared effective and as of the Closing Date, stating that accounting for the Merger as a purchase under the rules of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Merger is closed and consummated as contemplated by this Agreement.

SECTION 5.4. ACCESS TO INFORMATION; CONFIDENTIALITY. Subject to the Confidentiality Agreement dated November 25, 1997, between Interiors and Decor (the "Confidentiality Agreement"), and subject to restrictions contained in confidentiality agreements to which such party is subject (which such party will use its best efforts to have waived) and applicable law, each of Decor and Interiors shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of Decor and Interiors shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. No review pursuant to this Section 5.4 shall affect any representation or warranty given by the other party hereto. Each of Decor and Interiors will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

SECTION 5.5. BEST EFFORTS. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Nothing set forth in this Section 5.5(a) will limit or affect actions permitted to be taken pursuant to Sections 4.2 and 4.3.

                  (b) In connection with and without limiting the foregoing, Decor and Interiors shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement, or any of the other transactions contemplated by this Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement, or any other transaction contemplated by this Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

SECTION 5.6. STOCK OPTIONS. (a) As soon as practicable following the date of this Agreement, the Board of Directors of Decor (or, if appropriate, any committee administering the Decor Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

         (i) adjust the terms of all outstanding Decor Employee Stock Options granted under

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Decor Stock Plans, whether vested or unvested, as necessary to provide that, at the Effective Time, each Decor Employee Stock Option outstanding immediately prior to the Effective Time shall be adjusted and thereafter represent an option to acquire, on the same terms and conditions as were applicable under such Decor Employee Stock Option, including vesting as such may be accelerated at the Effective Time pursuant to the terms of such Decor Employee Stock
Options in effect as of the date hereof (which include cashless exercise), the same number of shares of Interiors Class A Common Stock as the holder of such Decor Employee Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Decor Employee Stock Option in full immediately prior to the Effective Time, with any fractional shares of Interiors Class A Common Stock resulting from such calculation being rounded to the nearest whole share, at a price per share of Interiors Class A Common Stock equal to (A) the aggregate exercise price for the shares of Decor Common Stock otherwise purchasable pursuant to such Decor Employee Stock Option divided by
(B) the aggregate number of shares of Interiors Class A Common Stock deemed purchasable pursuant to such Decor Employee Stock Option, rounding the exercise price thus determined down to the nearest whole cent (each, as so adjusted, an "Adjusted Option"); and

         (ii) take such other actions relating to the Decor Stock Plans as Decor and Interiors may agree are appropriate to give effect to the Merger, including as provided in Section 5.7.

                  (b) As soon as practicable after the Effective Time, Interiors shall deliver to the holders of Decor Employee Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Decor Stock Plans and the agreements evidencing the grants of such Decor Employee Stock Options and that such Decor Employee Stock Options and agreements shall be assumed by Interiors and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section
5.6 after giving effect to the Merger).

                  (c) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to Interiors, together with the consideration therefor and the federal withholding tax information, if any, required in accordance with the related Decor Stock Plan.

                  (d) Except as otherwise contemplated by this Section 5.6 and except to the extent required under the respective terms of the Decor Employee Stock Options in effect as of the date hereof, all restrictions or limitations on transfer and vesting with respect to Decor Employee Stock Options awarded under the Decor Stock Plans or any other plan, program or arrangement of Decor or any of its subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by Interiors as set forth above.

SECTION 5.7. DECOR STOCK PLANS AND CERTAIN EMPLOYEE MATTERS. (a) At the Effective Time, by virtue of the Merger, the Decor Stock Plans shall be assumed by Interiors, with the result that all obligations of Decor under the Decor Stock Plans, including with respect to awards outstanding at the Effective Time under each Decor Stock Plan, shall be obligations of Interiors following the Effective Time. Prior to the Effective Time, Interiors shall take all necessary actions (including, if required to comply with Section 162(m) or 422 of the Code (and the regulations thereunder) or applicable law or rule of NASDAQ, obtaining the approval of its stockholders at the Interiors Stockholders Meeting) for the assumption of the Decor Stock Plans, including the reservation, issuance and listing of Interiors Class A Common Stock in a number at least equal to (x) the number of shares of Interiors Class A Common Stock that will be subject to Adjusted Options and (y) the product of the Exchange Ratio and the number of shares of Decor Common Stock available for future awards under the Decor Stock Plans immediately prior to the Effective Time. No later than the Effective Time, Interiors shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Interiors Class A Common Stock determined in accordance with the preceding sentence and the unrestricted re-offer and resale of such shares. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as Adjusted Options remain outstanding and until such time as the shares of Interiors Class A Common Stock subject to such Adjusted Options are no longer subject to resale restrictions under the Securities Act.

                  (b) Following the Effective Time, Interiors, as the Surviving Corporation in the Merger, will honor all obligations of Decor or its subsidiaries under employment agreements of Decor or its subsidiaries as amended and/or restated as contemplated in this Agreement.

SECTION 5.8. INDEMNIFICATION, EXCULPATION AND INSURANCE. (a) Interiors agrees to maintain in effect in accordance with their terms all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of Decor and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification agreements of Decor. In addition, from and after the Effective Time, directors and officers of Decor who become directors or officers of Interiors will be entitled to the same indemnity rights and protections as are afforded to other directors and officers of Interiors.

                  (b) In the event that Interiors or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of Interiors assume the obligations set forth in this Section 5.8.

                  (c) For one year after the Effective Time, Interiors shall provide to Decor's current directors and officers liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently Decor's directors and officers.

                  (d) The provisions of this Section 5.8 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.


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SECTION 5.9. FEES AND EXPENSES. (a) Except as provided in this Section 5.9, all fees and expenses incurred in connection with the Merger, this Agreement, and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Interiors and Decor shall bear and pay one-half of the costs and expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement (including SEC filing fees).

                  (b) In the event that (i) an Decor Takeover Proposal shall have been made known to Decor or any of its subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make an Decor Takeover Proposal and thereafter this Agreement is terminated by either Interiors or Decor pursuant to Section 7.1(b)(i) or (ii), or (ii) this Agreement is terminated by Decor pursuant to Section 7.1(f), then Decor shall promptly, but in no event later than two days after the date of such termination, pay Interiors a fee equal to $250,000 (the "Termination Fee"), payable by wire transfer of same day funds; provided, however, that no Termination Fee shall be payable to Interiors pursuant to clause (i) of this paragraph (b) unless and until within 18 months of such termination Decor or any of its subsidiaries enters into any Decor Acquisition Agreement or any transaction which would be an Decor Takeover Proposal is consummated, in which event the Termination Fee shall be payable upon the first to occur of such events. Decor acknowledges that the agreements contained in this Section 5.9(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Interiors would not enter into this Agreement; accordingly, if Decor fails promptly to pay the amount due pursuant to this Section 5.9(b), and, in order to obtain such payment, Interiors commences a suit which results in a judgment against Decor for the fee set forth in this Section 5.9(b), Decor shall pay to Interiors its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

                  (c) In the event that (i) a Interiors Takeover Proposal shall have been made known to Interiors or any of its subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a Interiors Takeover Proposal and thereafter this Agreement is terminated by either Interiors or Decor pursuant to Section 7.1(b)(i) or (iii), or (ii) this Agreement is terminated by Interiors pursuant to Section 7.1(d), then Interiors shall promptly, but in no event later than two days after the date of such termination, pay Decor the Termination Fee, payable by wire transfer of same day funds; provided, however, that no Termination Fee shall be payable to Decor pursuant to clause (i) of this paragraph (c) unless and until within 18 months of such termination Interiors or any of its subsidiaries enters into any Interiors Acquisition Agreement or any transaction which would be a Interiors Takeover Proposal is consummated, in which event the Termination Fee shall be payable upon the first to occur of such events. Interiors acknowledges that the agreements contained in this Section 5.9(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Decor would not enter into this Agreement; accordingly, if Interiors fails promptly to pay the amount due pursuant to this Section 5.9(c), and, in order to obtain such payment, Decor commences a suit which results in a judgment against Interiors for the fee set forth in this Section 5.9(c), Interiors shall pay to Decor its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

SECTION 5.10. PUBLIC ANNOUNCEMENTS. Interiors and Decor will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with and use reasonable efforts to agree on, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

SECTION 5.11. AFFILIATES. (a) As soon as practicable after the date hereof, Decor shall deliver to Interiors a letter identifying all persons who are, at the time this Agreement is submitted for adoption by the stockholders of Decor, "affiliates" of Decor for purposes of Rule 145 under the Securities Act and such list shall be updated as necessary to reflect changes from the date hereof.

                  (b) Interiors shall publish no later than 45 days after the end of the first month after the Effective Time in which there are at least 30 days of post Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

SECTION 5.12. NASDAQ LISTING. Interiors shall use best efforts to cause the Interiors Class A Common Stock issuable under Article II, upon exercise of the outstanding Decor Class A Warrants, upon exercise of Adjusted Options pursuant to Section 5.6 and upon exercise of the options to purchase shares of Interiors Class A Common Stock granted pursuant to Section 5.17 and the shares of restricted Interiors Class A Common Stock issued pursuant to Section 5.17 to be approved for listing on The Nasdaq SmallCap Market, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date.

SECTION 5.13. STOCKHOLDER LITIGATION. Each of Decor and Interiors shall give the other the reasonable opportunity to participate in the defense of any stockholder litigation against Decor or Interiors, as applicable, and its directors relating to the transactions contemplated by this Agreement. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that the reasonable fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and in the reasonable judgment of the counsel to the indemnified party, it is advisable for the indemnified party to be represented by separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the indemnified party, which firm shall be designated in writing by the indemnified party). No settlement of any action against an indemnified party shall be made without the consent of the indemnified party, which shall not be unreasonably withheld in light of all factors of importance to such indemnified party. If it is ultimately determined that indemnification is not permitted, then an indemnified party will return all monies advanced to the indemnifying party.

SECTION 5.14. TAX TREATMENT. Each of Interiors and Decor shall use best efforts to cause the Merger to qualify as a reorganization under the provisions of
Section 368 of the Code and to obtain the opinions of counsel referred to in Sections 6.2(c) and 6.3(c).

SECTION 5.15. INTENTIONALLY OMITTED

SECTION 5.16. STANDSTILL AGREEMENTS; CONFIDENTIALITY AGREEMENTS. During the period from the date of this Agreement through the Effective Time, neither Decor nor Interiors shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective subsidiaries is a party. During such period, Decor or Interiors, as the case may be, shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

SECTION 5.17. COMPANY OFFICERS; EMPLOYMENT CONTRACTS; EQUITY AWARDS. (a) Pursuant to and in accordance with the terms hereof and of the amended and/or restated employment agreements referred to in Section 5.17(b) (i) at the Effective Time and until January 1, 2000, Mr. Dennis D'Amore shall serve as President of Artisan House, Inc.

                  (b) At or prior to the Effective Time, Interiors agrees to enter into the amended and restated employment agreements substantially in the forms set forth in Exhibit 5.17 attached hereto with the Interiors officers identified in Exhibit 5.17, and Decor agrees to enter into amendments to and/or restatements of the employment agreements substantially in the forms set forth in Exhibit 5.17 attached hereto with the Decor officers identified in
Exhibit 5.17.

                  (c) Prior to the Effective Time, each of Interiors and Decor agree to adopt a stock option and restricted stock plan (the "New Interiors Stock Plan"), the terms of which shall be mutually agreed upon by Interiors and Decor, pursuant to which the option and restricted share grants described in this Section 5.17 and in the amended and/or restated employment agreements referred to in this 5.17 will be made.

SECTION 5.18. POST-MERGER OPERATIONS. Following the Effective Time, the combined company shall maintain its principal corporate office in Mt. Vernon, New York.

SECTION 5.19. CONVEYANCE TAXES. Interiors and Decor shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time. Interiors shall pay, and Decor shall pay, without deduction or withholding from any amount payable to the holders of Decor Common Stock, any such taxes or fees imposed by any Governmental Entity (and any penalties and interest with respect to such taxes and fees), which become payable in connection with the transactions contemplated by this Agreement, on behalf of their respective stockholders.

SECTION 5.20. TRANSITION PLANNING. Mr. Dennis D'Amore and Mr. Max Munn, as Presidents of Decor and Interiors, respectively, jointly shall be responsible for coordinating all aspects of transition planning and implementation relating to the Merger and the other transactions contemplated hereby. If either such person ceases to be President of his respective company for any reason, such person's successor as President shall assume his predecessor's responsibilities under this Section 5.20.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

SECTION 6.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) STOCKHOLDER APPROVALS. Each of the Decor Stockholder Approval and the Interiors Stockholder Approval shall have been obtained.

                  (b) GOVERNMENTAL AND REGULATORY APPROVALS. Other than the filing provided for under Section 1.3, all consents, approvals and actions of, filings with and notices to any Governmental Entity required of Decor, Interiors or any of their subsidiaries to consummate the Merger and the other transactions contemplated hereby, the failure of which to be obtained or taken
(i) is reasonably expected to have a material adverse effect on the Surviving Corporation

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



and its prospective subsidiaries, taken as a whole, or (ii) will result in a violation of any laws, shall have been obtained, all in form and substance reasonably satisfactory to Decor and Interiors.

                  (c) NO INJUNCTIONS OR RESTRAINTS. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect (i) preventing the consummation of the Merger, or (ii) which otherwise is reasonably likely to have a material adverse effect on Decor or Interiors, as applicable; provided, however, that each of the parties shall have used its best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

                  (d) FORM S-4. The Form S-4 shall have become effective under the Securities Act prior to the mailing of the Joint Proxy Statement by each of Decor and Interiors to their respective stockholders and no stop order or proceedings seeking a stop order shall be threatened by the SEC or shall have been initiated by the SEC.

                  (e) NASDAQ LISTING. The shares of Interiors Class A Common Stock issuable to Decor's stockholders as contemplated by Article II, the shares of Interiors Class A Common Stock issuable upon exercise of Adjusted Options pursuant to Section 5.6 and upon exercise of the options to purchase shares of Interiors Class A Common Stock granted pursuant to Section 5.17 shall have been approved for listing on The Nasdaq SmallCap Market, subject to official notice of issuance.

                  (f) ACCOUNTING LETTERS. Interiors and Decor shall have received letters from each of Decor's independent accountants and Interiors's independent accountants, dated as of the date the Form S-4 is declared effective and as of the Closing Date, in each case addressed to Interiors and Decor, stating that accounting for the Merger as a purchase under the rules of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Merger is consummated and closed as contemplated by this Agreement.

                  (g) CORPORATE GOVERNANCE. Interiors shall have taken all such actions as shall be necessary so that (i) the Certificate of Amendment shall become effective not later than the Effective Time; (ii) the resolutions set forth as part of Exhibit A shall have been adopted, to be effective upon the Effective Time; (iii) the New Interiors Stock Plan shall become effective not later than the Effective Time; and (iv) at the Effective Time, the composition of the Interiors Board of Directors and the committees of such Board shall comply with the Restated Certificate and Exhibit A hereof (assuming Decor has designated the Decor Directors and Interiors has designated the Interiors Directors, in each case as contemplated by Exhibit A).

SECTION 6.2. CONDITIONS TO OBLIGATIONS OF INTERIORS. The obligation of Interiors to effect the Merger is further subject to satisfaction or waiver of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Decor set forth herein shall be true and correct both when made and at and as of the Closing

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



Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on Decor; provided, that the representations and warranties of Decor set forth in Sections 3.1(i), (j)(iii),
(j)(iv) and (j)(v) and (s) shall nonetheless be deemed true and correct at and as of the Closing Date regardless of changes therein caused by an acquisition permitted by 4.1(a)(iv) or by the incurrence of indebtedness permitted by 4.1(a)(vii), except to the extent that such changes have, or could reasonably be expected to have, a material adverse effect on Decor.

                  (b) PERFORMANCE OF OBLIGATIONS OF DECOR. Decor shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                  (c) TAX OPINIONS. Interiors shall have received reasonable comfort in its sole discretion, on a date immediately prior to the mailing of the Joint Proxy Statement and on the Closing Date, to the effect that: (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and Interiors and Decor will each be a party to such reorganization within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by Interiors or Decor as a result of the Merger;
(iii) no gain or loss will be recognized by the stockholders of Decor upon the exchange of their shares of Decor Common Stock solely for shares of Interiors Class A Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Interiors Class A Common Stock;
(iv) the aggregate tax basis of the shares of Interiors Class A Common Stock received solely in exchange for shares of Decor Common Stock pursuant to the Merger (including fractional shares of Interiors Class A Common Stock for which cash is received) will be the same as the aggregate tax basis of the shares of Decor Common Stock exchanged therefor; and (v) the holding period for shares of Interiors Class A Common Stock received in exchange for shares of Decor Common Stock pursuant to the Merger will include the holding period of the shares of Decor Common Stock exchanged therefor, provided such shares of Decor Common Stock were held as capital assets by the stockholder at the Effective Time. In rendering such opinions, counsel for Interiors shall be entitled to rely upon representations of officers of Interiors, Decor and stockholders of Decor substantially in the form of Exhibits D and E hereto.

                  (d) NO MATERIAL ADVERSE CHANGE. At any time after the date of this Agreement there shall not have occurred any material adverse change relating to Decor.

SECTION 6.3. CONDITIONS TO OBLIGATIONS OF DECOR. The obligation of Decor to effect the Merger is further subject to satisfaction or waiver of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Interiors set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality," or "material adverse effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on Interiors; provided, that the representations and warranties of Interiors set forth in Sections 3.2(i), (j)(iii), (j)(iv) and (j)(v) and (s) shall nonetheless be deemed true and correct at and as of the Closing Date regardless of changes therein caused by an acquisition permitted by 4.1(b)(iv) or by the incurrence of indebtedness permitted by 4.1(b)(vii), except to the extent that such changes have, or could reasonably be expected to have, a material adverse effect on Interiors.

                  (b) PERFORMANCE OF OBLIGATIONS OF INTERIORS. Interiors shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                  (c) TAX OPINIONS. Decor shall have received from reasonable comfort in its sole discretion on a date immediately prior to the mailing of the Joint Proxy Statement and on the Closing Date to the effect that: (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and Interiors and Decor will each be a party to such reorganization within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by Interiors or Decor as a result of the Merger;
(iii) no gain or loss will be recognized by the stockholders of Decor upon the exchange of their shares of Decor Common Stock solely for shares of Interiors Class A Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Interiors Class A Common Stock;
(iv) the aggregate tax basis of the shares of Interiors Class A Common Stock received solely in exchange for shares of Decor Common Stock pursuant to the Merger (including fractional shares or Interiors Class A Common Stock for which cash is received) will be the same as the aggregate tax basis of the shares of Decor Common Stock exchanged therefor; and (v) the holding period for shares of Interiors Class A Common Stock received in exchange for shares of Decor Common Stock pursuant to the Merger will include the holding period of the shares of Decor Common Stock exchanged therefor, provided such shares of Decor Common Stock were held as capital assets by the stockholder at the Effective Time. In rendering such opinions, counsel for Decor shall be entitled to rely upon representations of officers of Interiors, Decor and stockholders of Decor substantially in the form of Exhibits D and E hereto.

                  (d) NO MATERIAL ADVERSE CHANGE. At any time after the date of this Agreement there shall not have occurred any material adverse change relating to Interiors.

                  (e) OPINION OF FINANCIAL ADVISOR. Decor will have received the fairness opinion of a qualified investment banking firm, to the effect that, as of the date of this Agreement, the Exchange Ratio for the conversion of Decor Common Stock into Interiors Class A Common Stock is fair from a financial point of view to holders of shares of Decor Common Stock (other than Interiors and its affiliates), a signed copy of which opinion has been delivered to Interiors, it being understood and agreed by Interiors that such opinion is for the benefit of the Board of Directors of Decor and may not be relied upon by Interiors, its affiliates or any of their respective stockholders.


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SECTION 6.4. FRUSTRATION OF CLOSING CONDITIONS. Neither Interiors nor Decor may
rely on the failure of any condition set forth in Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.5.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER


SECTION 7.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, and (except in the case of 7.1(d) or 7.1(f)) whether before or after the Decor Stockholder Approval or the Interiors Stockholder Approval:

                  (a) by mutual written consent of Interiors and Decor;

                  (b) by either Interiors or Decor:

         (i) if the Merger shall not have been consummated by December 31, 1998, provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time; provided, however, that this Agreement may be extended not more than 30 days by either party by written notice to the other party if the Merger shall not have been consummated as a direct result of Interiors or Decor having failed to receive all regulatory approvals required to be obtained with respect to the Merger.

         (ii) if the Decor Stockholder Approval shall not have been obtained at an Decor Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof;

         (iii) if the Interiors Stockholder Approval shall not have been obtained at a Interiors Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

         (iv) if any Restraint having any of the effects set forth in Section 6.1(d) shall be in effect and shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this
Section 7.1(b)(iv) shall have used best efforts to prevent the entry of and to remove such Restraint;

                  (c) by Interiors, if Decor shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.2(a) or (b), and (B) is incapable of being cured by Decor or is not cured within 45 days of written notice thereof;


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                  (d) prior to receipt of the Interiors Stockholder Approval, by Interiors in accordance with Section 4.3(b); provided that, in order for the termination of this Agreement pursuant to this paragraph (d) to be deemed effective, Interiors shall have complied with all provisions contained in
Section 4.3, including the notice provisions therein, and with applicable requirements, including the payment of the Termination Fee, of Section 5.9;

                  (e) by Decor, if Interiors shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.3(a) or (b), and (B) is incapable of being cured by Interiors or is not cured within 45 days of written notice thereof; or

                  (f) prior to receipt of the Decor Stockholder Approval, by Decor in accordance with Section 4.2(b); provided that, in order for the termination of this Agreement pursuant to this paragraph (f) to be deemed effective, Decor shall have complied with all provisions of Section 4.2, including the notice provisions therein, and with applicable requirements, including the payment of the Termination Fee, of Section 5.9.

SECTION 7.2. EFFECT OF TERMINATION. In the event of termination of this Agreement by either Decor or Interiors as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Interiors or Decor, other than the provisions of
Section 3.1(o), Section 3.2(o), the last sentence of Section 5.4, Section 5.9, this Section 7.2 and Article VIII, which provisions survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

SECTION 7.3. AMENDMENT. This Agreement may be amended by the parties at any time before or after the Decor Stockholder Approval or the Interiors Stockholder Approval; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the stockholders of Decor or Interiors without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

SECTION 7.4. EXTENSION; WAIVER. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

SECTION 7.5. PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement

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pursuant to Section 7.3 or an extension or waiver pursuant to Section 7.4 shall, in order to be effective, require, in the case of Interiors or Decor, action by its Board of Directors or, with respect to any amendment to this Agreement, the duly authorized committee of its Board of Directors to the extent permitted by law.

                                  ARTICLE VIII

                               GENERAL PROVISIONS


SECTION 8.1. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

SECTION 8.2. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) if to Interiors, to

                  Interiors, Inc.
                  320 Washington Street
                  Mt. Vernon, New York  10553
                  Attention: Max Munn

                  with a copy to:

                  Sol V. Slotnik, P.C.
                  295 Madison Avenue
                  39th Floor
                  New York, New York 10017
                  Attention: Sol V. Slotnik

                  (b) if to Decor, to

                  Decor Group, Inc.

                  Attention: Dennis D'Amore

                  with a copy to:

                  [TO BE PROVIDED TO OUTSIDE COUNSEL OF DECOR]


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




SECTION 8.3. DEFINITIONS.  For purposes of this Agreement:

                  (a) except for purposes of Section 5.11, an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

                  (b) "material adverse change" or "material adverse effect" means, when used in connection with Decor or Interiors, any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, materially adverse to the business, financial condition or results of operations of such party and its subsidiaries taken as a whole; and the terms "material" and "materially" have correlative meanings;

                  (c) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

                  (d) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person; provided however, that with respect to Interiors, such term shall not include Decor; and

           (e) "knowledge" of any person which is not an individual means the knowledge of such person's executive officers or senior management of such person's operating divisions and segments, in each case after reasonable inquiry.

SECTION 8.4. INTERPRETATION. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments)

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by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

SECTION 8.5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

SECTION 8.6. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II, Section 5.6 and Section 5.8, are not intended to confer upon any person other than the parties any rights or remedies.

SECTION 8.7. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

SECTION 8.8. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

SECTION 8.9. CONSENT TO JURISDICTION. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of New York or a New York state court.

SECTION 8.10. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 8.11. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

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


       IN WITNESS WHEREOF, Interiors and Decor have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                    INTERIORS, INC.


                                    By: /s/ John D. Mazzuto
                                       -----------------------------------------
                                       Name: John D. Mazzuto
                                       Title: Executive Vice President

                                    DECOR GROUP, INC.


                                    By: /s/ Dennis D'Amore
                                       -----------------------------------------
                                       Name: Dennis D'Amore
                                       Title: President

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